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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  March 27, 1996



                          MORGAN STANLEY GROUP INC.
           (Exact name of registrant as specified in its charter)



           Delaware               1-9085               13-2838811

       (State or other        (Commission File     (I.R.S. Employer
       jurisdiction of              Number)         Identification
       incorporation or                                 Number)
        organization)

                   1585 Broadway, New York, New York 10036
         (Address of principal executive offices including zip code)


Registrant's telephone number, including area code: (212) 761-4000

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ITEM 5.  OTHER EVENTS

     Attached and incorporated herein by reference as Exhibit 99 is a press release summarizing the financial results of Morgan Stanley Group Inc. (the "Company") for the three months ended February 29, 1996 and January 31, 1995, and announcing the declaration by the Company's Board of Directors of a quarterly cash dividend of 17.5 cents per common share and the authorization by the Company's Board of Directors of the purchase, subject to market and other conditions, of an additional $150 million of the Company's Common Stock.




ITEM 7(C).  EXHIBITS

99. Press release dated March 27, 1996 summarizing the financial results of the Company for the three months ended February 29, 1996 and January 31, 1995, and announcing the declaration by the Company's Board of Directors of a quarterly cash dividend and the authorization by the Company's Board of Directors of the purchase, subject to market and other conditions, of an additional $150 million of the Company's Common Stock.



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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   MORGAN STANLEY GROUP INC.
                                   Registrant




                                   /s/Patricia A. Kurtz
                                   --------------------
                                   Patricia A. Kurtz
                                   Assistant Secretary



Date:     March 27, 1996




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                       Index to Exhibits


Exhibit No.      Description
-----------      -----------
99.              Press release dated March
                 27, 1996 summarizing the
                 financial results of the
                 Company for the three months
                 ended February 29, 1996 and
                 January 31, 1995, and
                 announcing the declaration
                 by the Company's Board of
                 Directors of a quarterly
                 cash dividend and the
                 authorization by the
                 Company's Board of Directors
                 of the purchase, subject to
                 market and other conditions,
                 of an additional $150
                 million of the Company's
                 Common Stock.